UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2014

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Working Interests in Wells to PIE Holdings

On March 17, 2014, ApClark, LLC (“ApClark”), a subsidiary of Blacksands Petroleum, Inc. (the “Company”) entered into a Partial Assignment of Oil, Gas and Mineral Leases and Bill of Sale of Wells (“PIE Assignment I”) with PIE Holdings, LP (“PIE Holdings”) whereby ApClark sold working interests in wells and related oil, gas and mineral leasehold interests as follows:

Well	Assigned Leasehold Interest (%)	Assigned Net Revenue Interest (%)

Beaver Valley Ranch Well No.5-1	25.00	18.75
Livestock Well No.7-2	13.60	10.20
Livestock Well No. 18-2	16.45	12.3375

Pursuant to PIE Assignment I, PIE Holdings paid ApClark a purchase price of $10.00 and assumed obligations of $560,805.91, which related to expense obligations incurred in relation to the wells and related interests. In conjunction with PIE Assignment I, ApClark and PIE Holdings amended an Operating Agreement dated August 1, 2007, by and between Westerly Exploration, Inc., and Lucas Energy, Inc., as previously amended (the “Operating Agreement”) to which ApClark and PIE Holdings are successors in interest. The amended Operating Agreement provided that PIE Operating, LLC replace the operator of record, NRG Assets Management, LLC, a wholly-owned subsidiary of the Company, with respect to certain wells and related leases.

ApClark and PIE Holdings entered into an additional Partial Assignment of Oil, Gas and Mineral Leases and Bill of Sale of Wells (“PIE Assignment II”) on March 28, 2014, pursuant to which ApClark sold additional working interests in wells and related oil, gas and mineral leasehold interests as follows:

Well	Assigned Leasehold Interest (%)	Assigned Net Revenue Interest (%)

Beaver Valley Ranch Well No. 5-1	25.00	18.75
Livestock Well No. 7-2	25.00	18.75
Livestock Well No. 18-2	25.00	18.75

Pursuant to PIE Assignment II, PIE Holdings paid ApClark a purchase price of $10.00 and assumed obligations equal to $755,302.05, which related to expense obligations incurred in relation to the wells and related interests.

On March 31, 2014, ApClark and PIE Holdings further amended the Operating Agreement to reflect the current working interests and associated net revenue interests in wells and leasehold interests covered by the Operating Agreement. As a result of PIE Assignment I and II, ApClark and PIE Holdings each hold a 50% working interest and 37.5% net revenue interest in the wells and oil, gas and mineral leasehold interests described above.

June 2014 Financing

On May 30, 2014, the Board of Directors (“Board”) of the Company approved the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), which was filed with and accepted by the Secretary of State of Nevada on June 6, 2014. Pursuant to the Certificate of Designation, the Company established a new series of 2,217,281 shares of the Series B Convertible Preferred Stock (“Series B Preferred Stock”).

On June 6, 2014, the Company entered into a subscription agreement with Pacific LNG Operations Ltd., a company incorporated in the British Virgin Islands (“Pacific LNG”), whereby the Company issued to Pacific LNG, in exchange for $2,000,0000, a (i) $1,500,000 principal face amount 5% Convertible Debenture (“Debenture”) convertible into shares of Series B Preferred Stock at a conversion price of $1.00 per share and (ii) 500,000 shares of Series B Preferred Stock.

The Debenture accrues interest at the rate of 5% per annum, payable semi-annually in arrears, and matures on June 6, 2017. Pacific LNG has the right, at any time prior to June 6, 2015, to convert the outstanding principal and interest, if any, of the Debenture into shares of Series B Preferred Stock at a price of $1.00 per share of Series B Preferred Stock.

Each share of Series B Preferred Stock has a stated value of $1.00 (“Stated Value”) and accrues a dividend of 3% of the Stated Value per annum, which is payable in additional shares of Series B Preferred Stock annually on December 31, in arrears. Each share of Series B Preferred Stock may be converted at any time on or prior to May 30, 2017 into such number of shares of the Company’s common stock equal to the Stated Value divided by $1.00 per share. The Company has the right, at any time after May 30, 2017, to redeem the Series B Preferred Stock at a price of $1.00 per share.

Under the terms set forth in the Certificate of Designation, the holders of Series B Preferred stock have the exclusive right, voting separately as a class, to elect one director of the Board (“Series B Director”), who must be reasonably acceptable to the Company. The Series B Director must be appointed by the holders of a majority of the issued and outstanding shares of Series B Preferred Stock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Sale of Working Interests in Wells to PIE Holdings” is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “June 2014 Financing” is incorporated by reference herein.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and/or Rule 903 promulgated under Regulation S thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2014, the holders of a majority of the outstanding Series B Preferred Stock nominated Harold Hodgson as the Series B Director by written consent (“Series B Consent”). On June 10, 2014, having received the Series B Consent, the Board increased the size of the Board by one member and appointed Mr. Hodgson as the Series B Director to the Board to fill the open seat.

Mr. Hodgson was a financial advisor at Haywood Securities Inc. for over 30 years until May 2014. Mr. Hodgson has been the President and a Director of Langley International Speedway since 2003. Mr. Hodgson has also been a Director and Secretary of 4224973 Canada Inc., a closely held real estate company, since February 2013. Mr. Hodgson is also a registered investment advisor in Canada. Mr. Hodgson was elected as the board representative for the holders of the Series B Preferred Stock. Mr. Hodgson was selected to serve as a director due to his familiarity with the Company’s business and the oil and gas industry.

Mr. Hodgson will not receive compensation in connection with his appointment to the Board. There are no relationships between Mr. Hodgson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 under the heading “June 2014 Financing” is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.01	Certificate of Designation of the Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on June 6, 2014.

10.01	Partial Assignment of Oil, Gas and Mineral Leases and Bill of Sale of Wells, dated as of March 17, 2014, by and between ApClark, LLC and PIE Holdings, LP.

10.02	Partial Assignment of Oil, Gas and Mineral Leases and Bill of Sale of Wells, dated as of March 31, 2014, by and between ApClark, LLC and PIE Holdings, LP.

10.03	Subscription Agreement by and between Blacksands Petroleum, Inc. and Pacific LNG Operations Ltd., dated June 6, 2014.

10.04	Form of Debenture, dated June 6, 2014, issued to Pacific LNG Operations Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: June 13, 2014	BY:	/s/ Rhonda Rosen
Rhonda Rosen Interim President